EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Healthcare Technologies Ltd. 2003 Israeli Share and Option Plan, as amended as of August 27, 2007, of our report dated June 25, 2007, with respect to the consolidated financial statements of Healthcare Technologies Ltd. and subsidiaries included in this Annual Report (Form 20-F) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

Tel-Aviv, Israel                                 KOST FORER GABBAY & KASIERER
September 19, 2007                             A Member of Ernst & Young Global